Exhibit 10.15

Commercial Partnership Agreement

COMMERCIAL PARTNERSHIP AGREEMENT

BETWEEN THE UNDERSIGNED

The company CDISCOUNT,

A French corporation [société anonyme] with share capital of 5,162,154.62 euros,

Having registered offices at 120-126 Quai de Bacalan, 33 000 BORDEAUX,

Registered with the BORDEAUX trade and corporate registry [registre du commerce et des sociétés] under number 424 059 822

Represented by EMMANUEL GRENIER,

Hereinafter referred to as “CD”,
THE PARTY OF THE FIRST PART

AND

The company EMC DISTRIBUTION,

A French simplified stock corporation [société par actions simplifiée] with share capital of 945,000 euros,

Having registered offices at 28 rue des Vielles Vignes, ZAC Paris Est - 77183 CROISSY BEAUBOURG,

Registered with the MEAUX trade and corporate registry under number 428 269 109,

Represented by Hervé DAUDIN                                ,

Hereinafter referred to as “EMC”,
THE PARTY OF THE OTHER PART

CD and EMC being henceforth individually designated as “the Party” and collectively as “the Parties”,

INTRODUCTION

CD and EMC are both companies under the direct or indirect control of the company Casino, Guichard-Perrachon, and are both entities of the Casino group.

CD is a leading player in the market for off-site sales and more precisely, e-commerce. Active and well-known largely in the non-food consumer products sector, for which it has a large buyers team that it intends to expand, CD seeks to develop in the food products sector.

CONFIDENTIAL

EMC is the French buying centre of the Casino group, responsible, on behalf of certain French subsidiaries of such group, for negotiating with manufacturers the conditions for the procurement of both food and non-food products.

CD, the business intent of which is to participate in e-commerce and be able to considerably expand its offerings, seeks to benefit from the most advantageous market conditions EMC can offer it for a significant number of products, particularly, but not limited to, in the food sector.

Reciprocally, EMC, the business intent of which is to be able to offer subsidiaries of the CASINO group competitive buying conditions in order for the latter to benefit end-consumers, seeks to be able to take advantage of the conditions negotiated by CD, particularly for a large number of products in the non-food sector for which CD has significant buying volumes.

The Parties have consequently decided to cooperate to define together the conditions of their partnership and have entered into this agreement.

ARTICLE 1 - PURPOSE

1.1.                            Reciprocal commitment to consolidate purchases

Each Party undertakes to implement, over a perimeter of supplier agreements defined jointly each year, buying synergies vis-à-vis mass-consumption suppliers (MCS) that take into consideration consolidated volumes (EMC scope + CD scope), specifically by seeking cross-channel counterparties.

In general, this measure targets food and similar products (including Drugs/ Hygiene/ Perfumes) and non-food products, of national or retailer brands, originating from families of products referenced by EMC and/or CD.

It is henceforth understood that in order to secure the above commitment, each Party undertakes to conform to the joint supplier strategy as well as to comply with the commitments assumed vis-à-vis suppliers.

The families and product ranges may evolve as to their composition specifically to take into consideration changes in the market and/or in producers and suppliers.

1.2.                            Negotiation of purchasing conditions and framework supplier agreements

Each Party also undertakes the following, in the name and on behalf of the other Party:

•                  To negotiate purchasing conditions based on the General Conditions of Sale for suppliers;

•                  to negotiate, as applicable, the essential conditions for the sale to suppliers of services rendered by the other Party and/or points of sale of its network for purposes of facilitating product marketing, particularly cross-channel counterparties;

•                  to enter into annual framework agreements and ensure dissemination of the negotiated conditions, on the understanding that application agreements, and the execution of services, shall be the responsibility of the other Party;

•                  to pursue successful execution of the agreements;

1.4.                            Execution of services intended to promote the commercial relationship

By mutual agreement with the other Party, each Party may undertake the provision of services for the other Party, that are of a nature as to promote commercial relationships with suppliers, such as performing studies relating to products and markets, exchanges of data, etc.

1.5.                            Quality and compliance control

As part of current regulation, each Party, under its responsibility and on behalf of the other Party, may undertake the following:

•                  physical activities involved in monitoring product compliance;

•                  preparing and implementing technical product dossiers;

•                  audit plans;

•                  transferring necessary information and procedures in the event of alerts as to products requiring removal from sale or any other appropriate measure with respect to the principle of prudence;

•                  transferring, upon request from audit management or from the other Party for its own use, of information contained in the technical dossiers in order to fulfil the general reporting obligation;

•                  any implementation of a labelling charter prepared by the other Party.

1.6.                            Imports

Each Party, when functioning as direct importer and solely for the products it defines in the terms and conditions, shall be responsible for tracking products ordered by the other Party and placing them on the domestic market in accordance with current regulations, provided that:

•                  the products or merchandise are guaranteed by the Casino group as part of its global “all import risks” insurance policy when the Incoterms applied provide for insurance to the importer;

•                  orders will be considered as firm and definitive according to criteria to be mutually agreed to;

•                  deliveries of merchandise at warehouse are billed by the importing Party based on a price “delivered to warehouse cleared through customs” [rendu entrepôt dédouané”], transparently incorporating all direct or indirect costs related to the import activities in question and known about from the preparation of the order.

ARTICLE 2 - DURATION - CANCELLATION

The Agreement is entered into for a period of 10 years starting 1 June 2014.

A minimum of 18 months before expiration of this agreement, absent a statement by one Party of its intent not to continue contractual relations after the end of this agreement, by registered letter with acknowledgement of receipt, the duration of the Agreement shall be automatically extended for an additional term of five years.

In the event of total or partial breach of its obligations by one of the Parties, the other Party may cancel the Agreement as a full matter of law, without indemnification or prior notice, after issuance of a notice to perform that has remained unaddressed for thirty days.

This agreement may also be cancelled as a full matter of law after issuance of a notice to perform that has remained unaddressed for thirty days in the following cases:

•                  in the case of breach of one or more of its stipulations,

•                  in the case of change of control, as defined by Article L. 233-16 of the French Commercial Code [Code de Commerce], by one of the Parties,

•                  in the case of court-ordered reorganisation or liquidation of one of the Parties, subject to the mandatory legal provisions.

The non-defaulting Party also reserves the right to file legal action for all legitimate damages and interest.

ARTICLE 3 - COMPENSATION

As this agreement forms part of a commercial partnership established on the basis of reciprocity and a balance of rights obtained and commitments granted, it is agreed that, in exchange for the tasks carried out by each Party under this agreement, the latter waive the receipt of compensation. This point may be revised jointly during the contractual period as a function of market changes and each Party’s role.

ARTICLE 4 - COMPLIANCE WITH REGULATION

The Parties shall seek, under their sole responsibility, to comply with the laws and regulations set by the competent authorities.

The Parties shall comply with and, most particularly ensure compliance by their personnel with, laws and regulations, particularly in health and social matters, safety and hygiene, tracking, advertising and competition.

Each Party undertakes to communicate immediately, upon mere request from the other Party, any document allowing it to justify, at any time, that its activities are indeed in compliance.

Each Party undertakes to hold harmless and guarantee the other Party in the event that the latter is subject to legal action for breach by the former of its legal obligations.

ARTICLE 5 - INSURANCE

Each Party must underwrite, for sufficient amounts, the necessary insurance guarantees with demonstrably solvent companies to cover the liabilities they incur due to execution of this agreement, and undertakes to present the corresponding insurance affidavits prior to the signing of this instrument and/or upon any request from the other Party.

Insurance binders communicated in this context must include the guaranteed amounts and corresponding content.

Each Party is required to inform the other Party of any modification, suspension of guarantees or cancellation of agreements signed as of the notification of the insurance company and undertakes to take any measure to maintain the guarantees of the same kind for the entire duration of this agreement.

These insurance obligations do not under any circumstances exempt the Parties of their responsibilities as defined in this agreement; the Parties specifically remain liable for any damage that might be attributable both to them and to their service providers, for which the financial consequences are not, in whole or in part, included within the insurance coverage.

ARTICLE 6 - TRANSFER OF THE AGREEMENT

This agreement is entered into in consideration of the Parties’ current equity holdings and specifically in view of the fact that they are both under the control of Casino, Guichard-Perrachon.

Consequently, no Party may assign or transfer for consideration or gratis the benefits or rights this agreement confers thereon without the other Party’s prior written consent.

Under all circumstances, each Party undertakes to inform the third parties concerned of the existence of this article and the restrictions deriving therefrom.

ARTICLE 7 - CONFIDENTIALITY

The Parties are prohibited from disclosing this agreement and its contents to any third parties, except to their counsel subject to professional secrecy, or to the public, national or Community authorities to which this transfer shall be necessary pursuant to a mandatory legal or regulatory provision, in order to compel the other Party to execute its commitments in the event of its refusal to do so or its breach of contract.

The Parties agree to the strictly confidential nature of information of any kind exchanged between them, both during the pre-contractual, contractual and post-contractual periods, and in general as part of their commercial relations.

Consequently, the Parties are formally prohibited from disclosing to anyone, except in the cases and conditions stipulated in the first paragraph of this article, either during the lifetime of their relations or upon their expiration for any reason whatsoever, any information concerning them, whether organizational, commercial or financial in nature, of which they might have knowledge.

Documents sent by one Party for purposes of executing the Agreement are and remain the exclusive property of this Party and must be returned upon cessation of the Agreement for any reason whatsoever.

In any event, information of which the other Party may have knowledge must be used solely for purposes of execution of this instrument.

Moreover, all actions and agreements to be entered into between the Parties shall be strictly confidential in nature.

The Parties undertake to ensure compliance with these provisions by all their employees, providers and generally any person who might participate in executing the Agreement.

To this end, the Parties undertake to take every precaution to prevent any risks of disclosure of such information.

This clause shall continue to apply for a duration of five years after cessation of the Agreement for any reason whatsoever.

ARTICLE 8 - PREVAILING LAW

The Agreement, including the Appendices, is the result of the commercial negotiations carried out freely and in good faith between the Parties. It consequently expresses the agreement of the Parties and shall prevail over any negotiations, accords, agreements or documents prior to its signing for the same purpose.

No document exchanged during the negotiations can justify the Parties’ being encumbered by obligations not expressly set forth and approved in the Agreement; no obligation appearing in the agreement may be supplemented nor, a fortiori, contradicted by a document exchanged during execution of the Agreement, specifically and without being limited thereto, invoices, commercial documents, letters and emails.

No statement or document may create obligations not included in the Agreement, if they are not the subject of an addendum signed by the Parties, even if communicated previously or subsequently to the signing of the Agreement.

ARTICLE 9 - WAIVER

Failure to enforce a right or condition of this agreement shall not have the effect of being considered a waiver of such right or condition.

Such waiver shall only be in effect if expressed in writing and signed by a person duly authorized to do so.

ARTICLE 10 - GENERAL PROVISIONS

The invalidity or non-enforceability of one or more stipulations of this agreement shall not affect the validity of the other stipulations of this agreement, provided that they can continue to be executed, unless such invalidity or non-enforceability affects the very substance of this agreement.

In the event that one of the stipulations of this agreement is affected by invalidity, the Parties undertake to negotiate in good faith a stipulation in compliance with the legal or regulatory requirements.

ARTICLE 11 - NOTIFICATION

Any notification to be made reciprocally shall be properly and validly made by simple registered letter with acknowledgement of receipt and in case of emergency preceded by an email or fax or, specifically in the event of interruption of the postal service, by any useful means, with validity date to be the date of either delivery of such letter or its first presentation, as confirmed by the postmark, or the sending date of the notice if delivered by another means.

Validity dates shall be determined in accordance with the provisions of Articles 640 and thereafter of the French Civil Procedure Code [Code de Procédure Civile].

Any notification relating to this agreement shall be properly and validly made to the addresses below, absent any change duly communicated in advance:

For CD

Cdiscount

120-126 Quai de Bacalan, 33 000 BORDEAUX

Attn.: Mr.

Copy: Legal Department

For EMC

EMC Distribution

28 rue des Vielles Vignes, ZAC Paris Est - 77183 CROISSY BEAUBOURG,

Attn.: Mr.

Copy: Legal Department

ARTICLE 12 - APPLICABLE LAW - ASSIGNMENT OF COMPETENCY

The Parties expressly agree that their relations shall be governed by French law.

In the event of difficulties concerning the validity, interpretation and execution of this agreement or following its cancellation for any reason whatsoever, the Parties agree to submit all litigation not settled previously on an amicable basis, to an arbitration tribunal that shall have sole competency.

The sending by one Party of notification of recourse to arbitration, or the sending by the other Party of the response to the notification, shall be tantamount to commitment pursuant to this clause.

The tribunal shall be constituted as follows:

1-             The Party seeking arbitration shall send to the other Party notification by registered letter with acknowledgement of receipt noting the object in dispute and its desire to use either a single arbitrator, or three arbitrators, in which case the notifying Party shall indicate the name of the arbitrator it has chosen.

2-             The notified Party shall respond by registered letter with acknowledgement of receipt, either by accepting recourse to the sole arbitrator proposed by the notifying Party, or by indicating the name of that of the three arbitrators it chose.

3-             In the event of failure by the notified Party to respond within fifteen days after the date of presentation of the notification or failure by both Parties to agree as to the name of a single arbitrator within fifteen days of presentation of the response to the notification, or failure by the two chosen arbitrators to agree within fifteen days of their appointment, as to the name of a third arbitrator, the Party filing the action may request appointment of the single arbitrator, second arbitrator or third arbitrator, as the case may be, by order of the Presiding Magistrate of the Paris Commercial Tribunal [Tribunal de Commerce], which shall have sole competence.

The arbitration ruling must be drafted and signed no later than within thirty days of the appointment of the third arbitrator; failing this, the provisions of the French New Civil Procedure Code [Nouveau Code de Procédure Civile] shall apply.

The Arbitration Tribunal shall be seated in Paris and shall rule as a matter of law.

The ruling shall be subject to neither appeal nor objection.

Done in two copies, one for each Party, 14 May 2014

For Cdiscount	For EMC Distribution

Last name, First name: Emmanuel Grenier	Last name, First name: Hervé Daudin

Title: Chairman / Chief Executive Officer	Title: Chairman
Signature	Signature